Exhibit 99.5
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS
Year Ended December 31,

(In millions)	Balance	Additions					Translation
	at	Charged	Charged	Acquired	Deductions		Adjustment	Balance
	beginning	(credited)	(credited)	by	from		During	at end of
Description	of period	to income	to AOCL	purchase	reserves		Period	period

2008

Allowance for doubtful accounts	$88	$34	$—	$—	$(23	) (a)	$(6)	$93

Valuation allowance — deferred tax assets	2,231	82	473	—	—		(85)	2,701

2007

Allowance for doubtful accounts	$98	$15	$—	$—	$(31	) (a)	$6	$88

Valuation allowance — deferred tax assets	2,807	(29)	(583)	—	—		36	2,231

2006

Allowance for doubtful accounts	$124	$10	$—	$—	$(42	) (a)	$6	$98

Valuation allowance — deferred tax assets	2,037	371	366	13	(3)		23	2,807

Note: (a) Accounts receivable charged off.

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